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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR

                                  May 17, 2006

We hereby consent to the use of our Fairness Opinion addressed to the Board of Directors of Bank of the South, which is to be used in the Form S-4 Registration Statement and the Prospectus/Proxy Statement forming a part of this Form S-4 Registration Statements and to all references to our firm in such Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ BankersBanc Capital Corporation
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                                        BANKERSBANC CAPITAL CORPORATION